Exhibit 15.4

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Shell Company Report on Form 20-F of Big Tree Cloud Holdings Ltd of our report dated November 22,2023 relating to the financial statements of Big Tree Cloud International Group Limited., which appears in the Registration Statement on Form F-4 (File No. 333-277882).

/s/ Audit Alliance LLP

June 12, 2024